Exhibit 4.1

EXECUTION VERSION

Sensata Technologies B.V.

AND

THE GUARANTORS NAMED HEREIN

$250,000,000

4.000% SENIOR NOTES DUE 2029

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 8, 2021

THE BANK OF NEW YORK MELLON

Trustee

TABLE OF CONTENTS

		Page

	Article 1 Indenture and definitions

Section 1.01.	Provisions of the Indenture	1
Section 1.02	Definitions	2

	Article 2 THE NOTES

Section 2.01	The Notes	2

	Article 3 MISCELLANEOUS PROVISIONS

Section 3.01	Consent to Service; Jurisdiction; Governing Law; Currency	3
Section 3.02	Waiver of Jury Trial	3
Section 3.03	Severability of Invalid Provisions	3
Section 3.04	Execution in Counterparts	3
Section 3.05	Certain Matters	4

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FIRST SUPPLEMENTAL INDENTURE dated as of April 8, 2021 among Sensata Technologies B.V., a private company with limited liability incorporated under Dutch law (the “Issuer”), the Guarantors party to the Indenture referenced below, and The Bank of New York Mellon, a New York banking corporation, as Trustee under the Indenture referenced below, to the Indenture referenced below.

WHEREAS, the Issuer, the Guarantors and BNYM, as Trustee, entered into an Indenture dated as of March 29, 2021 (the “Indenture”) to establish and issue $750,000,000 in aggregate principal amount of the Issuer’s 4.000% Senior Notes due 2029 (the “Initial Notes”);

WHEREAS, the Indenture provides for the issuance by the Issuer from time to time thereunder, without the consent of the Holders, of Additional Notes of the same series as the Initial Notes and with terms and conditions identical to those of the Initial Notes (except for, as applicable, the issue date, the issue price, the interest accrual date and/or the initial interest payment date thereof), which Additional Notes will be consolidated and form a single class with the Initial Notes for all purposes under the Indenture;

WHEREAS, the Issuer desires to issue an additional $250,000,000 in aggregate principal amount of its 4.000% Senior Notes due 2029 as Additional Notes under the Indenture as supplemented hereby (the “Additional Notes” and, together with the Initial Notes, the “Notes”), the terms and provisions of which Additional Notes are to be as specified in the Indenture and this First Supplemental Indenture, and the Guarantors desire to Guarantee the obligations of the Issuer with respect thereto, as provided in Article 10 of the Indenture;

WHEREAS, the Issuer and the Guarantors have duly authorized the execution and delivery of this First Supplemental Indenture to authorize the issuance of the Additional Notes under the Indenture and the provision of the Guarantors’ Guarantees thereof, as applicable; and

WHEREAS, all actions of the Issuer and the Guarantors necessary to make this First Supplemental Indenture a valid agreement of the Issuer and the Guarantors, in accordance with the terms hereof and of the Indenture, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Additional Notes by the Holders thereof, the Issuer and the Guarantors covenant and agree with the Trustee as follows:

Article 1

Indenture and definitions

Section 1.01.          Provisions of the Indenture

Except as otherwise expressly provided herein, all of the definitions, provisions, terms and conditions of the Indenture shall remain in full force and effect. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and considered as one and the same instrument for all purposes, and every Holder of an Additional Note authenticated and delivered under the Indenture as supplemented by this First Supplemental Indenture shall be bound hereby and thereby. Notwithstanding any other provision of this Section 1.01, the Indenture or this First Supplemental Indenture to the contrary, to the extent any provision of this First Supplemental Indenture or any Additional Note issued hereunder shall conflict with any provision of the Indenture, the provisions of this First Supplemental Indenture shall govern.

1

Section 1.02          Definitions

For all purposes of this First Supplemental Indenture and the Additional Notes, except as otherwise expressly provided herein or unless the subject matter or context otherwise requires:

(a)            any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this First Supplemental Indenture;

(b)            the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(c)            all defined terms used in this First Supplemental Indenture that are defined in the Indenture and not defined in this First Supplemental Indenture have the meanings assigned to them in the Indenture; and

(d)            the term “Notes”, as defined in the Indenture and as used therein (including in any definition therein), shall include the Additional Notes in addition to the Initial Notes.

Article 2

THE ADDITIONAL NOTES

Section 2.01          The Additional Notes

(a)            Pursuant to Section 2.02 of the Indenture, there is hereby authorized the issuance of $250,000,000 in aggregate principal amount of the Issuer’s 4.000% Senior Notes due 2029, which amount shall be specified in the Authentication Order for the Additional Notes pursuant to Section 2.02 of the Indenture. The principal of the Additional Notes shall be due and payable at the Stated Maturity of the principal of the Initial Notes.

(b)            The Additional Notes will be part of the same series as the Initial Notes and will be consolidated with and form a single class with the Initial Notes for all purposes under the Indenture, including, but not limited to, for purposes of voting with respect to consents, waivers and amendments regarding the Indenture or the Notes and redemptions of and offers to purchase the Notes.

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(c)            The Additional Notes will be in the form set forth in the Indenture and will have identical terms (other than issue date and issue price).

(d)            Each Guarantor, by its execution hereof, affirms its Note Guarantee as provided in Article 10 of the Indenture with respect to the Additional Notes and acknowledges and agrees that it shall execute a Notation of Guarantee with respect to the Additional Notes to Guarantee the Issuer’s obligations under the Additional Notes as required by the Indenture.

(e)            The Issuer confirms its appointment of the Trustee to act as the Registrar and Paying Agent with respect to the Additional Notes as provided in Section 2.03 of the Indenture, and the Trustee confirms its acceptance of such appointment.

Article 3

MISCELLANEOUS PROVISIONS

Section 3.01          Consent to Service; Jurisdiction; Governing Law; Currency

Sections 12.08, 12.09(a) and 12.11 of the Indenture are incorporated herein by reference and shall apply, mutatis mutandis, hereto and to the subject matter hereof.

Section 3.02          Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.03          Severability of Invalid Provisions

In case any provision in this First Supplemental Indenture or in the Additional Notes is invalid, illegal or unenforceable, then (to the extent permitted by applicable law) the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.04           Execution in Counterparts

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this First Supplemental Indenture by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this First Supplemental Indenture.

3

Section 3.05          Certain Matters

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of the Additional Notes and the Guarantors’ Notes Guarantees and Notations of Guarantee with respect thereto, all of which are made solely by the Issuer and the Guarantors, as applicable.

[Signatures on following page]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on their respective behalves, all as of the date first written above.

ISSUER:

SENSATA TECHNOLOGIES B.V., as Issuer

By:	/s/ Gerrit H. Ensing

Name:	Gerrit H. Ensing
Title:	Director

[Signature Page to First Supplemental Indenture]

GUARANTORS:

Sensata Technologies, Inc.
BEI NORTH AMERICA LLC
cRYDOM, INC.
CUSTOM SENSORS & tECHNOLOGIES, iNC.
cUSTOM SENSORS & tECHNOLOGIES us CORPORATION
cUSTOM SENSORS & tECHNOLOGIES us llc
kAVLICO CORPORATION
NEWALL ELECTRONICS INC., each as guarantor

By:	/s/ Paul Vasington
Name:	Paul Vasington
Title:	EVP and Chief Financial Officer

sensata technologies us, llc
sensata technologies us ii, llc, each as Guarantor

By:	/s/ Paul Vasington
	Name:	Paul Vasington
	Title:	Manager

sti holdco, inc., as Guarantor

By:	/s/ Paul Vasington

Name:	Paul Vasington
Title:	Director

[Signature Page to First Supplemental Indenture]

cdi netherlands B.V.
sensata technologies holding company mexico, b.v.
sensata technologies holland b.v., each as Guarantor

By:	/s/ Gerrit H. Ensing

Name:	Gerrit H. Ensing
Title:	Director

Sensata technologies bulgaria eood, as a Guarantor

By:	/s/ Gerrit H. Ensing

Name:	Gerrit H. Ensing
Title:	Director

[Signature Page to First Supplemental Indenture]

Sensata technologies bERMUDA ltd., as a Guarantor

By:	/s/ George Verras

Name:	George Verras
Title:	Director

[Signature Page to First Supplemental Indenture]

Signed by Frank E. DeVita (name of director)
for and on behalf of	/s/ Frank E. DeVita

AUGUST UK HOLDCO LIMITED, as Guarantor	Director

Signed by Frank E. DeVita (name of director)
for and on behalf of	/s/ Frank E. DeVita

CUSTOM SENSORS & TECHNOLOGIES NEWCO LTD., as Guarantor	Director

Signed by Frank E. DeVita (name of director)
for and on behalf of	/s/ Frank E. DeVita

SENSATA TECHNOLOGIES UK FINANCING CO. PLC, as Guarantor	Director

Signed by Frank E. DeVita (name of director)
for and on behalf of	/s/ Frank E. DeVita

ST SCHRADER HOLDING COMPANY UK LIMITED, as Guarantor	Director

[Signature Page to First Supplemental Indenture]

Sensata technologies JAPN lIMITED., as a Guarantor

By:	/s/ Song Changhwan
	Name:	Song Changhwan
	Title:	Representative Director

[Signature Page to First Supplemental Indenture]

AUGUST BRAZIL HOLDING COMPANY
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as Guarantor

By:	/s/ Joseph Barberia
	Name:	Joseph Barberia
	Title:	Manager (Class A)

august brazil holding company
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 168084,
as Guarantor

By:	/s/ Dylan Davies
	Name:	Dylan Davies
	Title:	Manager (Class B)

[Signature Page to First Supplemental Indenture]

august lux holding company
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as Guarantor

By:	/s/ Joseph Barberia
	Name:	Joseph Barberia
	Title:	Manager (Class A)

august lux holding company
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167704,
as Guarantor

By:	/s/ Dylan Davies
	Name:	Dylan Davies
	Title:	Manager (Class B)

[Signature Page to First Supplemental Indenture]

august luxUK holding company
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757,
as Guarantor

By:	/s/ Joseph Barberia
	Name:	Joseph Barberia
	Title:	Manager (Class A)

august luxUK holding company
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 167757,
as Guarantor

By:	/s/ Dylan Davies
	Name:	Dylan Davies
	Title:	Manager (Class B)

[Signature Page to First Supplemental Indenture]

ST august lux company S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as Guarantor

By:	/s/ Joseph Barberia
	Name:	Joseph Barberia
	Title:	Manager (Class A)

ST august lux company S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192229,
as Guarantor

By:	/s/ Dylan Davies
	Name:	Dylan Davies
	Title:	Manager (Class B)

[Signature Page to First Supplemental Indenture]

ST august lux intermediate holdco S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as Guarantor

By:	/s/ Joseph Barberia
	Name:	Joseph Barberia
	Title:	Manager (Class A)

ST august lux intermediate holdco S.A.R.L.
Société à responsabilité limitée
Registered office: 12E, rue Guillaume Kroll,
L-1882 Luxembourg
Luxembourg R.C.S.: B 192214,
as Guarantor

By:	/s/ Dylan Davies
	Name:	Dylan Davies
	Title:	Manager (Class B)

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee, Registrar and Paying Agent

By:	/s/ Wanda Camacho
Name: Wanda Camacho
Title: Vice President

[Signature Page to First Supplemental Indenture]